UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2010

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jeffrey R. Woods, Executive Vice President and Chief Financial Officer of MoneyGram International, Inc. ("MGI"), and MGI have entered into a Separation Agreement and Release of All Claims (the "Separation Agreement"), dated as of January 15, 2010, pursuant to which Mr. Woods’ employment with MGI will cease effective January 15, 2010 (the "Separation Date").

Under the Separation Agreement, contingent upon Mr. Woods signing a release of claims, Mr. Woods will receive benefits as follows: (i) $440,000 as salary severance payable in six equal monthly installments following Mr. Woods’ separation from service; and (ii) continuation of health and life insurance coverage through January 15, 2011. Under the terms of Mr. Woods’ employment offer letter dated July 28, 2009, for fiscal year 2009, Mr. Woods was eligible to receive a guaranteed bonus equal to 50% of his Base Target Bonus of $264,000. Therefore, Mr. Woods will also receive $132,000 as bonus severance payable in a lump sum when annual Management and Line of Business Incentive Plan ("MIP") bonuses are paid to other MIP participants for fiscal year 2009. The Separation Agreement provides for mutual non-disparagement obligations and provides that Mr. Woods continues to be bound by the obligations set forth in the Employee Trade Secret, Confidential Information and Post-Employment Restriction Agreement between Mr. Woods and MGI.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.01 and is incorporated herein by reference into this Item 5.02.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

January 19, 2010	By:	/s/ Timothy C. Everett

Name: Timothy C. Everett
Title: Executive Vice President, General Counsel and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.01	Separation Agreement and Release of All Claims, dated as of January 15, 2010, between MoneyGram International, Inc. and Jeffrey R. Woods